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                                  Exhibit 99.1

     Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated:  February 11, 2000

                                    Draper Fisher Jurvetson Fund V, L.P.

                                    By: /s/ John Fisher
                                        _______________________________________
                                         Name:  John Fisher
                                         Title: Managing Director

                                    Draper Fisher Jurvetson Management
                                    Company V, LLC

                                    By: /s/ John Fisher
                                        _______________________________________
                                          Name:  John Fisher
                                          Title: Managing Director

                                    /s/ Tim Draper
                                    __________________________________________
                                    Timothy C. Draper

                                    /s/ John Fisher
                                    __________________________________________
                                    John H.N. Fisher

                                    /s/ Stephen Jurvetson
                                    __________________________________________
                                    Stephen T. Jurvetson

                                    Draper Fisher Jurvetson Partners V, LLC

                                    By: /s/ John Fisher
                                        _______________________________________

                                          Name:  John Fisher
                                          Title: Managing Director